UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2019

Commission File Number 000-55918

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

308 East Renfro Street, Suite 101, Burleson, Texas 76028

(Address of principal executive offices)

682-708-8250

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable

Item 3.03	Material Modification to Rights of Security Holders.

On December 5, 2019, the Board of Directors of Muscle Maker, Inc., a Nevada corporation (the “Company”) approved a 1-for-7 reverse stock split of the Company’s authorized, issued and outstanding shares of common stock. Any fractional shares of the Company’s common stock resulting from the reverse stock split will be rounded up to the nearest whole share. The Reverse Stock Split is being effected in connection with the Company’s application to list its common stock on the NASDAQ Capital Market and the related proposed public offering.

The reverse stock split and the resulting decrease in the number of our authorized shares of common stock became effective on December 11, 2019.

Under Nevada law, as the Reverse Stock Split was approved by the Board of Directors of the Company in accordance with NRS Section 78.209, no stockholder approval is required. Pursuant to NRS Section 78.209, the Company may effect the reverse stock split without stockholder approval if (i) both the number of authorized shares of the common stock and the number of issued and outstanding shares of common stock are proportionally reduced as a result of the reverse stock split, (ii) the reverse stock split does not adversely affect any other class of stock of the Company and (iii) the Company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. As described herein, the reverse stock split complies with these requirements.

As of December 11, 2019, the Company was authorized to issue 100,000,000 shares of common stock. There were 40,226,258 shares of common stock issued and outstanding. There were 17,185,725 shares of common stock reserved for issuance pursuant to options and warrants. As a result of the reverse stock split and immediately following the effect of the reverse stock split, the Company will be authorized to issue 14,285,714 shares of common stock; there will be 5,746,608 shares of common stock issued and outstanding and there will be 2,455,108 shares of common stock reserved for issuance pursuant to options and warrants all subject to adjustment due to the treatment of fractional shares. The reverse stock split will have no effect on the par value of the common stock. Immediately after the reverse stock split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

The information set forth in Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

3.1	Certificate of Change Pursuant to NRS Section 78.209

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

		By:	/s/ Michael Roper
		Name:	Michael Roper
		Title:	Chief Executive Officer

Date:	December 12, 2019
Burleson, Texas